Exhibit 5.2

HERBERT M. JONES	PHILIP M. BALLIF
MELVIN D. CLOSE, JR.	MICHAEL G. ALONSO
JOSEPH W. BROWN	ANN MORGAN
ALBERT F. PAGNI	R. DOUGLAS KURDZIEL
JOHN P. SANDE, III	KRIS T. BALLARD
WILLIAM J. RAGGIO	CRAIG H. NORVILLE
GARY R. GOODHEART	WILLIAM C. DAVIS, JR.
MICHAEL E. BUCKLEY	KARL L. NIELSON
RICHARD F. JOST	PATRICK A. ROSE
JANET L. CHUBB	PATRICK J. SHEEHAN
DOUGLAS M. COHEN	TONY F. SANCHEZ III
KIRK B. LENHARD	CLARK V. VELLIS
KEVIN R. STOLWORTHY	JOHN P. DESMOND
JAMES L. WADHAMS	SCOTT M. SCHOENWALD
JODI R. GOODHEART	CONSTANCE L. AKRIDGE
PAUL A. LEMCKE	EDWARD M. GARCIA
CLIFFORD A. JONES (1912 — 2001)
GEORGE L. VARGAS (1909 — 1985)
JOHN C. BARTLETT (1910 — 1982)
LOUIS MEAD DIXON (1919 — 1993)
GARY T. FOREMASTER (1953 — 1998)
ATTORNEYS AT LAW
TWELFTH FLOOR
100 WEST LIBERTY STREET
PO BOX 281
RENO, NEVADA 89504-0281
TEL (775) 786-5000 FAX (775) 786-1177
WWW.JONESVARGAS.COM

MARIA-NICOLLE BERINGER	LINDA P. MCKENZIE*
WHITNEY D. BOCCHI	MATTHEW T. MILONE
JENNIFER BEATTY BRINTON	CHRISTOPHER C. MONEY
LOUIS M. BUBALA III	BINU G. PALAL**
ADAM K. BULT	TAMARA BEATTY PETERSON
DAVID A. CARROLL	ALEX RAMIREZ
TYRUS O. COBB	RICHARD A. RAWSON
TRACY A. DIFILLIPPO	MOLLY MALONE REZAC
ELIZABETH M. FIELDER	JOHN P. SANDE, IV
WILLIAM D. GREENLEE, JR.	BRETT J. SCOLARI
RYAN W. HERRICK	STEVEN G. SHEVORSKI
BRIAN R. IRVINE	TIFFANY J. SWANIS
KIRK D. KAPLAN	STACIE A. TRUESDELL
BENJAMIN W. KENNEDY	JESSE A. WADHAMS
CURT R. LEDFORD	CHRISTINA H. WANG
DARREN J. LEMIEUX	GORDON H. WARREN
DIANE J. MARKERT
ROBERT E. BRUCE
AMANDA J. COWLEY
ALAN B. RABKIN
OF COUNSEL

BRIAN J. MATTER
EXECUTIVE DIRECTOR

September 13, 2006
iPayment, Inc.
40 Burton Hills Blvd, Suite 415
Nashville, Tennessee 37215
     Re: $205,000,000 Aggregate Principal Amount 9 3/4% Senior Subordinated Notes due 2014
Ladies and Gentlemen:
     We have acted as special counsel in Nevada to iPayment, Inc., a Delaware corporation (the “Company”) in connection with the Registration Statement on Form S-4 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) by Company and the Subsidiary Guarantors (as defined in the Indenture), on July 21, 2006, in connection with the registration of $205,000,000 aggregate principal amount at maturity of the Company’s 9 3/4% Senior Subordinated Notes due 2014 (the “Outstanding Notes”). The Outstanding Notes will be exchanged for up to $205,000,000 aggregate principal amount of the Company’s outstanding 9 3/4% Senior Subordinated Notes due 2014 (the “Exchange Notes”). The Outstanding Notes have been, and the Exchange Notes will be, issued by the Company and guaranteed pursuant to Senior Subordinated Note Guarantees (as defined in the Indenture) (each a “Guaranty”, and collectively, the “Guarantees”) by the Subsidiary Guarantors under an indenture dated as of May 10, 2006 (the “Indenture”) by and among the Company, the Subsidiary Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). This opinion letter is rendered pursuant to Item 21(a) of Form S-4 and Item 601(b)(5) of Regulation S-K.
     As used in this opinion, the term “Applicable Subsidiary Guarantor” refers to 1st National Processing, Inc., a company organized under the laws of the State of Nevada, one of the Subsidiary Guarantors referred to above.
     In rendering this opinion, we have examined copies or originals of the following documents:

     A. Secretary’s Certificate of Guarantors dated September 12, 2006, including the Exhibits thereto as follows:
          i. Certificate of Good Standing for the Applicable Subsidiary Guarantor from the Nevada Secretary of State dated April 19, 2006;
          ii. Articles of Incorporation of the Applicable Subsidiary Guarantor filed May 2, 2001, as amended September 21, 2001;
          iii. Amended and Restated Bylaws of the Applicable Subsidiary Guarantor; and
          iv. Action of the Board of Directors of the Applicable Subsidiary Guarantor by Unanimous Written Consent dated May 4, 2006.
     We have also examined such certificates of public officials and certificates of officers of the Applicable Subsidiary Guarantor, and the originals (or copies thereof, certified or otherwise identified to our satisfaction) of such corporate documents, records and papers of the Applicable Subsidiary Guarantor, and such other documents, records and papers as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.
     In rendering the opinions contained herein we have, with your consent, assumed: (a) that the Applicable Subsidiary Guarantor is duly incorporated or formed, validly existing and in good standing in the State of Nevada; (b) the genuineness of all signatures; (c) the legal capacity of all natural persons; (d) the authenticity of all documents submitted to us as originals; and (e) the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies. In addition, we have relied, to the extent that we deem such reliance proper, upon such certificates of public officials and of officers of the Applicable Subsidiary Guarantor with respect to the accuracy of material factual matters contained therein which were not independently established.
     Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the execution and delivery of the Guaranty by the Applicable Subsidiary Guarantor has been duly authorized by all necessary corporate action of the Applicable Subsidiary Guarantor.
     Our opinions set forth herein are limited to the laws of the State of Nevada and we do not express any opinion herein concerning any other laws.
     This letter is issued in Nevada and by issuing this letter the law firm of Jones Vargas shall not be deemed to be transacting business in any other state. Furthermore, by issuing this letter the law firm of Jones Vargas does not consent to the jurisdiction of any state but Nevada, and any claim or cause of action arising out of the opinions expressed herein must be brought only in Nevada. The opinions expressed in this letter are rendered as of the date hereof and we express no opinion as to circumstances or events that may occur subsequent to such date.
     We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Jones Vargas

/s/: Jones Vargas

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